Exhibit (2)(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-126572 of Enhanced S&P 500® Covered Call Fund Inc. on Form N-2 of our report dated September 23, 2005 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the caption “Independent Registered Public Accounting Firm” in the Prospectus.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

September 23, 2005